THE HARTFORD MUTUAL FUNDS II, INC.

CERTIFICATE OF CORRECTION

THE HARTFORD MUTUAL FUNDS II, INC., a Maryland corporation registered as an open-end management investment company under the Investment Company Act of 1940 (the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland (“SDAT”) that:

FIRST: The name of the applicable Maryland corporation is The Hartford Mutual Funds II, Inc.

SECOND: The name of the document being corrected is the Articles Supplementary.

THIRD: The Hartford Mutual Funds II, Inc. is the sole party to the Articles Supplementary.

FOURTH: The Articles Supplementary were filed with SDAT on September 21, 2023 (the “Articles”).

FIFTH: 35,000,000 Class Y shares of Hartford Schroders International Multi-Cap Value Fund, a series of the Corporation (the “International Multi-Cap Value Fund”), were inadvertently omitted from the section of the Articles that references the total number of shares for International Multi-Cap Value Fund. The current section of the Articles that references the International Multi-Cap Value Fund, and its classes and the number of shares is as follows:

Hartford Schroders International Multi-Cap Value Fund	Class A	80,000,000
	Class C	50,000,000
	Class F	150,000,000
	Class I	200,000,000
	Class R3	50,000,000
	Class R4	50,000,000
	Class R5	50,000,000
	Class R6	50,000,000
	Class SDR	150,000,000
	Class T	50,000,000
	Class Y	50,000,000

SIXTH: The section that references the total number of authorized shares of the International Multi-Cap Value Fund and its share classes is now deleted and replaced with the following:

Hartford Schroders International Multi-Cap Value Fund	Class A	80,000,000
	Class C	50,000,000
	Class F	150,000,000
	Class I	200,000,000
	Class R3	50,000,000
	Class R4	50,000,000
	Class R5	50,000,000
	Class R6	50,000,000
	Class SDR	150,000,000
	Class T	50,000,000
	Class Y	85,000,000

SEVENTH: 50,000,000 Class I shares of Hartford Schroders International Stock Fund, a series of the Corporation (the “International Stock Fund”), were inadvertently omitted from the section of the Articles that references the total number of shares for International Stock Fund. The current section of the Articles that references the International Stock Fund, and its classes and the number of shares is as follows:

Hartford Schroders International Stock Fund	Class A	75,000,000
	Class C	50,000,000
	Class F	200,000,000
	Class I	315,000,000
	Class R3	50,000,000
	Class R4	50,000,000
	Class R5	50,000,000
	Class R6	50,000,000
	Class SDR	100,000,000
	Class T	50,000,000
	Class Y	50,000,000

EIGHTH: The section that references the total number of authorized shares of the International Stock Fund and its share classes is now deleted and replaced with the following:

Hartford Schroders International Stock Fund	Class A	75,000,000
	Class C	50,000,000
	Class F	200,000,000
	Class I	365,000,000
	Class R3	50,000,000
	Class R4	50,000,000
	Class R5	50,000,000
	Class R6	50,000,000
	Class SDR	100,000,000
	Class T	50,000,000
	Class Y	50,000,000

NINTH: 25,000,000 Class F shares of Hartford Schroders Sustainable Core Bond Fund, a series of the Corporation (the “Sustainable Core Bond Fund”), were inadvertently omitted from the section of the Articles that references the total number of shares for Sustainable Core Bond Fund. The current section of the Articles that references the Sustainable Core Bond Fund, and its classes and the number of shares is as follows:

Hartford Schroders Sustainable Core Bond Fund	Class F	50,000,000
	Class I	50,000,000
	Class R3	50,000,000
	Class R4	50,000,000
	Class R5	50,000,000
	Class Y	50,000,000
	Class SDR	50,000,000

TENTH: The section that references the total number of authorized shares of the Sustainable Core Bond Fund and its share classes is now deleted and replaced with the following:

Hartford Schroders Sustainable Core Bond	Class F	75,000,000

Fund	Class I	50,000,000
	Class R3	50,000,000
	Class R4	50,000,000
	Class R5	50,000,000
	Class Y	50,000,000
	Class SDR	50,000,000

ELEVENTH: Hartford Schroders International Contrarian Value Fund, a series of the Corporation (the “International Contrarian Value Fund”), was inadvertently excluded from the Articles and, as a result, 50,000,000 Class A, Class C, Class F, Class I, Class Y, Class R5, and Class SDR shares of International Contrarian Value Fund, were inadvertently excluded from the Articles.

TWELFTH: International Contrarian Value Fund is added to the current Articles, and the following total number of authorized shares of International Contrarian Value Fund and its share classes is added to the Articles:

Hartford Schroders International Contrarian Value Fund	Class A	50,000,000
	Class C	50,000,000
	Class F	50,000,000
	Class I	50,000,000
	Class Y	50,000,000
	Class R5	50,000,000
	Class SDR	50,000,000

THIRTEENTH: Hartford Schroders Sustainable International Core Fund, a series of the Corporation (the “Sustainable International Core Fund”), was inadvertently excluded from the Articles and, as a result, 50,000,000 Class A, Class C, Class F, Class I, Class Y, Class R5, and Class SDR shares of Sustainable International Core Fund, were inadvertently excluded from the Articles.

FOURTEENTH: Sustainable International Core Fund is added to the current Articles, and the following total number of authorized shares of Sustainable International Core Fund and its share classes is added to the Articles:

Hartford Schroders Sustainable International Core Fund	Class A	50,000,000
	Class C	50,000,000
	Class F	50,000,000
	Class I	50,000,000
	Class Y	50,000,000
	Class R5	50,000,000
	Class SDR	50,000,000

FIFTEENTH: The undersigned Vice President of the Corporation acknowledges this CERTIFICATE OF CORRECTION to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned Vice President acknowledges that, to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties of perjury.

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IN WITNESS WHEREOF, the Corporation has caused these Articles Supplementary to be signed in its name and on its behalf by its Vice President and attested by its Assistant Secretary as of the 16th day of November 2023.

ATTEST:	THE HARTFORD MUTUAL FUNDS II, INC.

/s/ Alice A. Pellegrino	/s/ Thomas R. Phillips
Alice A. Pellegrino Assistant Secretary	Thomas R. Phillips Vice President